Exhibit 23.1


                   Consent of Hamilton Dwyer & Company, P.C.



We have issued our reports dated June 10, 1998 accompanying the consolidated financial statements and schedules of JTH Tax, Inc. and subsidiaries as of April 30, 1998 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."



/s/ Hamilton Dwyer & Company, P.C.
Hamilton Dwyer & Company, P.C.


/s/ Hamilton Dwyer & Company, P.C.
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Virginia Beach, Virginia
June19, 1998